Exhibit 10.1

                              SEPARATION AGREEMENT
                              --------------------


This Separation Agreement ("Agreement") is dated this 271h day of March, 2007, by and between Cognex Corporation, a Massachusetts corporation with its principal place of business at One Vision Drive, Natick, MA 01760-2059 ("Cognex" or the "Company"), and James F. Hoffmaster, with a residence at 60 Deerpath Road, Dedham, MA 02026 (hereinafter "Hoffmaster").

In consideration of and in exchange for the promises, payments and benefits set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


1.0      SEPARATION
         ----------

         Hoffmaster's employment with Cognex will terminate effective at the end of the business day on March 27th, 2007 ("Separation Date"). As of the Separation Date, Hoffmaster's salary will cease as will his participation in all other Cognex-sponsored benefits including, without limitation, vesting of existing stock options, optional life insurance, accidental death and dismemberment, short-term disability, or long-term disability.

2.0      REQUIRED SEVERANCE BENEFITS
         ---------------------------

2.1 On the Separation Date, Hoffmaster will be paid a) all regular base wages and salary due through the Separation Date, and b) all accrued, but unused, Paid Time Off ("PTO"), up to the maximum number of days in accordance with the Company's PTO Policy.

2.2 After the Separation Date, Hoffmaster shall be allowed to continue his existing medical and dental insurance pursuant to COBRA requirements, provided that Hoffmaster pays Cognex, on or by the applicable due date, the total cost of premiums for any such medical and dental insurance which he elects to receive for that month.


3.0      ADDITIONAL CONSIDERATION
         ------------------------

         In consideration for Hoffmaster's entering into this Agreement, and for his abiding by all the terms herein, including specifically the obligations and general release and waiver of claims by him set forth in Section 4.0 below, Cognex agrees to provide the additional payments and benefits described in this Section 3. Irrespective of anything to the contrary in this Agreement, any and all such additional payments and benefits are contingent on Hoffmaster abiding by the terms of this Agreement and all other agreements between Hoffmaster and Cognex referenced herein.


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3.1      Separation Payments: Following the Revocation Period (as defined below in Section 5.2), Cognex will provide bi-weekly payments to Hoffmaster in an amount equal to the bi-weekly gross salary that Hoffmaster was receiving prior to the Separation Date, less all legally required and voluntarily authorized deductions. These bi-weekly payments shall commence on the first Cognex pay date following the expiration of the Revocation Period ("Payment Start Date") and will end on the earlier of
         (i) twelve (12) months from the Payment Start Date or (ii) breach by Hoffmaster pursuant to Section 6.1 below, or (iii) the date on which Hoffmaster commences full-time employment. Hoffmaster agrees that he will promptly notify Cognex in the event that he commences full-time employment at any time in the twelve month period following the Payment Start Date.

3.2 Stock Options: Treatment of Hoffmaster's stock options will be according to the provisions of the Plan under which they were granted and in accordance with the applicable Stock Option Agreement. Cognex agrees to provide administrative assistance to Hoffmaster in performing a cashless exercise of his vested and unexercised stock options consistent with his Stock Option Agreement(s) at the same terms available to Cognex employees at the time of such exercise. All vesting of any unvested stock options shall cease upon the Separation Date.

3.3 Medical/Dental Insurance Premiums: For the period of time that Hoffmaster continues to participate in Cognex's medical and/or dental plans pursuant to COBRA, Cognex shall contribute an amount each month toward Hoffmaster's premium for said plan(s). The dollar amount of each payment made by Cognex shall be equal to the monthly dollar amount that Cognex contributed to Hoffmaster's premium prior to the Separation Date. Said payments by Cognex shall cease upon the earlier to occur of the following:

               a)   Hoffmaster becomes employed full-time elsewhere, or
               b) Hoffmaster ceases to participate in Cognex's medical and/or dental plans

         Prior to the premium due date each month, Hoffmaster shall pay to Cognex an amount equal to the total monthly cost of Hoffmaster's COBRA insurance premium, less the aforementioned Cognex contribution, and Cognex shall then be responsible for making the full payment of the monthly COBRA premium.

3.4 Hoffmaster shall be entitled to use an office at Cognex, including a desktop computer, use of Cognex voicemail and email services, and reasonable secretarial services for purposes of outplacement assistance after the Separation Date. The foregoing shall be available to Hoffmaster until the earlier to occur of:

               a)   April 30th, 2007, or
               b) Hoffmaster secures full-time employment with another employer.


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3.5      Hoffmaster may keep the PC and related peripherals that Cognex provided to him for home use while he was an employee.



4.0      ADDITIONAL OBLIGATIONS OF THE PARTIES
         -------------------------------------

4.1 In consideration of the undertakings, transactions and consideration recited in this Agreement, including without limitation the payments and benefits described in Sections 3.0 above, Hoffmaster hereby unconditionally discharges and forever releases Cognex and its past, present and future officers, directors, shareholders, agents, employees, representatives, attorneys, successors, subsidiaries and affiliates (hereinafter, the "Releasees"), or any of them, of and from any and all claims, demands, suits, causes of action, damages, costs (including reasonable attorney's fees and costs actually incurred), charges and complaints which Hoffmaster now has, owns or holds, or at any time heretofore ever had, owned or held, or may have owned or held, whether known or unknown, suspected or unsuspected, on account of or arising out of his employment with Cognex and/or the termination of his employment with Cognex. Hoffmaster hereby waives any and all such claims, demands, suits, causes of action, damages, costs (including reasonable attorney's fees and costs actually incurred), charges and complaints of any type and description against the Releasees. The foregoing shall include, but is not limited to, Hoffmaster's release, discharge and waiver with respect to any or all of the following:

         4.1.1 Any claim, demand, suit, cause of action, damage, cost, charge or complaint in connection with salary, commissions, bonuses, profit sharing, stock, stock options, retirement plans and/or any other benefits.

         4.1.2 Any claim, demand, suit, cause of action, damage, cost, charge or complaint arising under federal Title VII of the Civil Rights Act of 1964, as amended (which, among other things, prohibits discrimination in employment on account of a person's race, color, religion, sex or national origin); federal Age Discrimination in Employment Act (the ADEA, which, among other things, prohibits discrimination in employment on account of a person's age); federal
                  Americans with Disabilities Act; federal Family and Medical Leave Act; the federal Sarbanes-Oxley Act; the Employee Retirement Income Security Act of 1974 ("ERISA"), 29 U.S.C. ss.1001 et seq., the Massachusetts Fair Employment Practices Act, Mass. Gen. Laws ch. 151B, ss. 1 et seq., the Massachusetts Civil Rights Act, Mass. Gen. Laws ch.12, ss. 11H et seq., the Massachusetts Equal Rights Act, Mass. Gen. Laws ch. 93, ss. 102 and Mass. Gen. Laws ch. 214, ss. 1 C, the Massachusetts Labor and Industries Act, Mass. Gen. Laws ch. 149, ss. 1 et seq., the Massachusetts Privacy Act, Mass. Gen. Laws ch. 214, ss. 1B et seq., and the Massachusetts Family and Medical Leave Act, Mass. Gen. Laws ch. 149, ss. 52D et seq.


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         4.1.3    Any other statutory, common law or other claims of any nature against the Releasees, including, without limitation, any claims growing out of any alleged legal restriction on the rights of any of the Releasees to terminate Hoffmaster's employment.

 4.2 Hoffmaster shall continue at all times to abide by the terms of the Employee Invention, Non-Disclosure and Non-Competition Agreement ("Employee Agreement"), duly executed between Cognex and Hoffmaster on May 24, 2001, the terms of which remain in full force and effect and which is incorporated herein by this reference. Hoffmaster specifically reaffirms each of the following provisions contained therein:

         4.2.1 Hoffmaster's acceptance of his non-competition obligations, and remedy for breach thereof, and

         4.2.2 Hoffmaster's acceptance of his confidentiality and non-disclosure obligations, and remedy for breach thereof.

         4.2.3 Hoffmaster's acceptance of his non-solicitation obligations, and remedy for breach thereof.

 4.3 Cognex agrees that it shall not disparage Hoffmaster, nor the circumstances surrounding his separation. Hoffmaster agrees that he shall not disparage Cognex, nor its officers, directors, employees or agents.

 4.4 Each party agrees that it and its officers, directors, employees, agents, administrators or representatives will keep the terms of this Agreement confidential, unless otherwise required by law or applicable regulation.

 4.5 Except as provided in Section 3.5 above, Hoffmaster acknowledges that he has returned to Cognex all Cognex property and materials, both tangible and intangible, including, without limitation, any and all computer equipment (e.g., laptop computer, etc.), cell phones, Cognex credit cards and telephone charge cards, manuals, building keys and passes, trade secrets, proprietary, and confidential business information that he had in his possession at the office or elsewhere, regardless of the medium in which it is stored, including any and all copies thereof. Hoffmaster agrees that in the event he discovers any other Cognex property in his possession after the Separation Date, he will immediately return such to Cognex.


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5.0      OFFER PERIOD AND ACCEPTANCE
         ---------------------------

5.1 By signing the Acknowledgement of Receipt of this Separation Agreement on page 8 of this Agreement, Hoffmaster acknowledges receipt of this Agreement on April 9`h 2007. Hoffmaster has twenty-one (21) calendar days, or until April 30th, 2007, to consider the terms and conditions of this Agreement, and to accept same by initialing each page of this Agreement and by signing in the space provided on page 7 in the presence of either a representative of the Company's Human Resources Department or its Chief Executive Officer. Hoffmaster may accept this Agreement sooner than the end of said 21-day period if he desires to do so voluntarily. Cognex advises Hoffmaster to consult with an attorney prior to signing this Agreement.

5.2 In addition to the above-referenced 21-day consideration period, Hoffmaster shall be entitled to revoke his acceptance of this Agreement, within seven (7) calendar days following his signing ("Revocation Period"), by providing written notice of revocation to Cognex prior to the expiration of the Revocation Period. In any event, and notwithstanding anything to the contrary in this Agreement, Cognex shall not be obligated to provide any of the payments or benefits referred to in Section 3 of this Agreement, until after the expiration of the Revocation Period, and then, only if Hoffmaster has not revoked this Agreement.

5.3 In the event that Hoffmaster either (i) does not accept this Agreement during the 21-day consideration period as described in Section 5.0, or
         (ii) revokes his acceptance of this Agreement as described in Section 5.2, then Cognex shall extend to Hoffmaster only those payments and benefits set forth in Section 2.0, above.


6.0      BREACH
         ------

6.1 In the event that Hoffmaster is in breach of any of his obligations under this Agreement, or in any other written agreement entered into between Hoffmaster and Cognex, and in the event that said breach is not remedied within 30 days of written notice by Cognex, then, notwithstanding anything to the contrary in this Agreement:

          o Cognex may obtain a court order enforcing the breached provision(s), and
          o Cognex shall not be required to make any payments or to grant him any other benefits described in Section 3 herein to Hoffmaster, and
          o Hoffmaster shall promptly return to Cognex any and all consideration he received from Cognex pursuant to this Agreement, and
          o Hoffmaster shall reimburse Cognex for any and all expenses (including costs and attorneys' fees) incurred to enforce this Agreement and to recover any and all of the consideration paid to Hoffmaster pursuant to this Agreement.


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6.2      In the event that Cognex is in breach of any term of this Agreement which is not cured by it within 30 days following written notification by Hoffmaster of said breach, then, notwithstanding anything to the contrary in this Agreement:

          o Hoffmaster may obtain a court order enforcing the breached provision(s) of this Agreement, and
          o Hoffmaster may discontinue his, releases, discharges and waivers under this Agreement, and
          o Cognex shall reimburse Hoffmaster for any and all expenses (including costs and attorneys' fees) incurred to enforce this Agreement.

6.3 The foregoing remedies available to the non-breaching party are in addition to all other remedies available to it in law and in equity. Each party further understands that it could be held liable for monetary damages to the other party for any action constituting a breach by it.





7.0      MISCELLANEOUS
         -------------

7.1 By signing this Agreement, Hoffmaster represents and warrants that he has not heretofore violated any provision of this Agreement or disclosed the negotiations, terms, provisions or existence of this Agreement to any person except his immediate family, his/her attorney, and/or his/her financial advisor(s), and in the case of such disclosure, he/she has advised such individual(s) that they cannot further disclose any of same to others.

7.2 Hoffmaster understands and agrees (i) that he was an "at will" employee at all times during his employment with Cognex, and (ii) that Cognex has no legal obligation to provide any payments or benefits of any kind to Hoffmaster other than those described in Section 2.0, above.

7.3 Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be valid and effective under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision(s) will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Hoffmaster may not assign any of his rights or delegate any of his duties under this Agreement.


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7.4      This Agreement, including the Employee Agreement referenced in Section
         4.2 and the Arbitration Agreement referenced in Section 7.6 below, supersedes all prior understandings and agreements, either written or verbal, between the parties with respect to the subject matter herein, and is intended as the final expression of the parties' agreement. Except as set forth in this Agreement and in the Employment Agreement and in the Arbitration Agreement, there is no other understanding or agreement between Hoffmaster and Cognex pertaining to Hoffmaster's employment with Cognex, its terms and conditions, and/or the termination thereof. No modification or waiver of the terms and conditions of this Agreement shall be valid unless in writing and signed by both parties.

7.5 The headings and captions contained in this Agreement are included solely for the purpose of convenience of the reader and shall in no way affect the interpretation or construction of the terms and conditions of this Agreement.

7.6 This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, without giving any effect to the principles of conflicts of laws of such state, and shall be binding upon and inure to the benefit of the parties and their respective agents, representatives, assigns, heirs, executors, administrators, and successors. Any dispute arising out of or related to this Agreement, or the termination of Hoffmaster's employment, shall be settled exclusively through arbitration in accordance with the terms set forth in the Arbitration Agreement executed between Hoffmaster and Cognex on May 24, 2001 (the "Arbitration Agreement"), which by this reference is incorporated herein.


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                            [Signature Page Follows]

WHEREFORE, Cognex and Hoffmaster have read this Agreement and attest that they fully understand and knowingly and voluntarily accept all of its provisions in their entirety without reservation.

HOFFMASTER                                         COGNEX CORPORATION

By: /s/ James F. Hoffmaster                        By: /s/ Robert J. Shillman
    -----------------------                            ----------------------
    James F. Hoffmaster                                Robert J. Shillman
                                                       Chairman & C.E.O.

Date: 4/9/07                                       Date: 4/9/07
     --------                                            ------

/s/ Patricia A. Bautz
---------------------
Signature of witness to Hoffmaster's Signature

Printed Name of witness: Patricia A. Bautz
                         ------------------

Date: 4/9/07
      ------

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